Exhibit 99.1

24/7 REAL MEDIA, INC.

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA REPORTS RECORD RESULTS FOR FOURTH

QUARTER AND FULL YEAR 2005

Company Exceeds Fourth Quarter and Full Year Guidance

Raises Guidance for Full Year 2006 and Introduces First Quarter 2006 Guidance

Fourth Quarter Highlights:

•                  Revenue of $41.7 million, an increase of 52% over the comparable period in 2004.

•                  Pro forma operating income of $0.08 per share compared with $0.03 per share in Q4 of 2004; GAAP net income of $0.03 per share versus a GAAP net loss of $0.06 per share in Q4 of 2004.

•                  Successful operational launch of K.K. 24-7 Search, a joint venture with Dentsu Inc., to capitalize on the growing Search Engine Marketing sector in Japan.

•                  Expansion of leading German operations with the opening of new Hamburg office.

NEW YORK – March 1, 2006 – 24/7 Real Media, Inc. (Nasdaq: TFSM), a pioneer in interactive marketing and technology, today announced financial results for the fourth quarter and full year ended December 31, 2005. Revenue for the fourth quarter of 2005 was $41.7 million, an increase of 52% from the $27.5 million reported for the fourth quarter of 2004, and a sequential increase of 19% from the $35.1 million reported during the third quarter of 2005.

24/7 Real Media continued to expand its global reach in 2005 with the opening of offices in Tokyo, Rome and Hamburg, and non-U.S. operations contributed 57% of the Company’s revenue in the fourth quarter. Operating strength in each of its geographies and business segments contributed to the robust sequential and year-over-year growth for the Company.

Pro forma operating income (1) for the fourth quarter of 2005 was $4.0 million, or $0.08 per share. This compares with pro forma operating income of $1.5 million, or $0.03 per share, for the fourth quarter of 2004.

Under generally accepted accounting principles (GAAP), net income for the fourth quarter of 2005 was $1.4 million, or $0.03 per share, compared with a net loss of $2.8 million, or $0.06 per share, for the fourth quarter of 2004.

For the year ended December 31, 2005, revenue was $139.8 million, an increase of 64% from the $85.3 million reported for the year ended December 31, 2004. Pro forma operating income for 2005 was $9.9 million, or $0.20 per share, an increase of more than 300% over the pro forma operating income of $2.4 million, or $0.06 per share, in the prior year. GAAP net income for 2005 was $0.0 million, or $0.00 per share, compared with a GAAP net loss of $3.5 million, or $0.10 per share, in 2004.

“2005 was a breakthrough year for 24/7 Real Media,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media. “We executed on a number of key strategic objectives during the year, in particular the launch of our Japanese operations with Dentsu Inc., the largest

(1) Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income for the three months and the year ended December 31, 2005 and 2004 appears in the financial statement portion of this release.

24/7 Real Media, Inc: dELIVERING TODAY. DEFINING TOMORROW. | NASDAQ: TFSM p: +1 877.247.2477 | e: INFO@247realmedia.com | www.247realmedia.com	24/7 REAL MEDIA 24/7 TECHNOLOGY 24/7 SEARCH 24/7 MEDIA

advertising agency in Asia. Rigorous cost control, operational leverage and outstanding execution in each of our business lines allowed the Company to consistently outperform expectations, and we are enjoying a healthy pace of business that has continued into the first part of 2006.”

“Entering 2006, we will continue to capitalize on increased spending online and the rapid growth of the paid search market. Global advertisers are starting to shift significant portions of their budget to Internet advertising due to the unparalleled transparency and accountability of the medium. As the most internationally-diversified company in the Internet advertising arena, 24/7 Real Media is ideally positioned for sustained, strong growth over the upcoming years.”

Segment Overview

Revenue in the Media Solutions segment climbed 23% to $18.9 million in the fourth quarter of 2005 from $15.4 million in the fourth quarter of 2004. Segment gross margins for the quarter were 30.7%.

Search Solutions revenue advanced 141% to $16.4 million from $6.8 million in the fourth quarter of 2004. Gross margins for the segment were 26.2% in the fourth quarter of 2005.

Technology Solutions revenue climbed 23% to $6.5 million in the fourth quarter of 2005 from $5.3 million in the fourth quarter of 2004. Technology gross margins were 83.2% in the fourth quarter of 2005.

Guidance

The Company expects first quarter revenue for 2006 to be between $40 million and $41 million, the mid-point of which represents an increase of 39% from first quarter 2005 revenue of $29.1 million. The Company expects diluted pro forma operating income per share in the first quarter of 2006 to be $0.06 per share.

The Company is raising guidance for full year 2006 revenue to a range of $185 million to $195 million and anticipates pro forma operating income per share for the full year of $0.32 to $0.35.

The Company is not providing GAAP net income per share guidance for the first quarter of 2006 or the full year 2006 at this time, as certain items that would be included in those figures are dependent on future events and accounting determinations. (2)

Revenue guidance includes the projected financial performance of K.K. 24-7 Search, the partnership with Dentsu in which 24/7 Real Media holds a majority interest and reports on a consolidated basis.

(2) Our diluted pro forma operating income per share guidance for the first quarter of 2006 and the full year 2006 excludes depreciation expense of $0.9 million and $4.0 million, respectively; amortization expense of $0.9 million and $3.4 million; and stock-based compensation related to restricted stock vesting over time of $0.8 million and $3.1 million.  Also excluded are interest income/expense, which we do not expect to be material; income taxes, as we anticipate that net operating loss carry forwards will offset any taxable income; equity instruments with contingencies; and amounts related to stock-based compensation to be incurred upon adoption of Statement of Financial Accounting Standards (“SFAS”) No.123(R), “Shared-Based Payments.”  We are in the process of evaluating the requirements of SFAS 123(R) and have not yet determined our exact method of adoption.  Equity instruments with contingencies include $6.0 million in stock based compensation related to restricted stock that vest upon a market contingency; warrant liabilities that effect the income statement based upon changes in the price of our common stock; and approximately 0.6 million shares of restricted stock that may accelerate vesting based on the achievement of certain performance criteria over the next one to three years that will be expensed based upon the likelihood of reaching those targets and the price of our common stock.

Pro forma operating income guidance is provided net of Dentsu’s 49% minority interest in the projected pro forma operating income or loss generated by K.K. 24-7 Search.

In conjunction with this release, a conference call will be held at 8:30 a.m. EST on Thursday, March 2 to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor. Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast. The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

About 24/7 Real Media, Inc.

24/7 Real Media, a pioneer in interactive marketing and technology, targets and delivers audiences for publishers and marketers. Our customers generate increased revenue and profits through media and search services, coupled with one seamless platform of serving, targeting, tracking and analytics technologies. The company is headquartered in New York, with offices in other major U.S. cities, Canada, Europe and Asia. For more information, please visit www.247realmedia.com.

24/7 Real Media: Delivering Today. Defining Tomorrow.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the first quarter of 2006 and for the full year 2006. Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise. Management may reiterate these forward looking statements subsequent to the date hereof, but such reiterations should not be considered an update or reaffirmation of these statements unless expressly so stated. The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a significant portion of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with a few search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company. More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2005, which the Company expects to file with the Securities and Exchange Commission on or before March 15, 2006. Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations	Media Relations
Julie Tu Director Financial Relations Board Telephone: 212-231-7990 Email: jtu@financialrelationsboard.com	Eric Sokolsky Group Director Weber Shandwick Worldwide Telephone: 212-445-8081 Email: esokolsky@webershandwick.com

# # #

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Revenues:
Media	$18,903	$15,428	$65,363	$49,879
Search	16,367	6,781	51,430	16,439
Technology	6,451	5,261	23,001	18,937
Total revenues	41,721	27,470	139,794	85,255

Cost of revenues:
Media	13,092	10,211	44,562	35,197
Search	12,085	4,208	36,490	10,571
Technology	1,081	934	4,248	3,462
Total cost of revenues	26,258	15,353	85,300	49,230

Gross profit	15,463	12,117	54,494	36,025

Operating expenses:
Sales and marketing	5,952	5,166	22,579	16,647
General and administrative	4,750	4,599	19,207	14,226
Product development	1,662	1,279	5,833	4,540
Other expenses:
Amortization of intangible assets and deferred financing costs	972	1,061	4,391	4,331
Stock-based compensation	780	(168)	2,227	538
Restructuring costs	—	340	973	841
Impairment of intangible assets	—	896	—	896
Impairment of property & equipment	—	787	—	787
Total operating expenses	14,116	13,960	55,210	42,806
Operating income (loss)	1,347	(1,843)	(716)	(6,781)

Interest expense, net	(23)	(92)	(213)	(463)
Change in fair value of warrant liability	(37)	(35)	(381)	2,040
Recovery of investment	240	—	2,340	—
Impairment of marketable securities	—	(1,052)	(588)	(1,052)
Gain on sale of marketable securities	34	—	16	—
Gain on legal settlement	—	—	—	2,896
Other income, net	248	105	153	228

Income (loss) before provision for income taxes and minority interest in operations of consolidated subsidiaries	1,809	(2,917)	611	(3,132)

Provision for income taxes	(517)	153	(701)	(23)
Minority interest in operations of consolidated subsidiary	107	—	128	—

Net income (loss)	1,399	(2,764)	38	(3,155)

Dividends on preferred stock	—	(11)	(25)	(306)
Net income (loss) attributable to common stockholders	$1,399	$(2,775)	$13	$(3,461)

Basic net income (loss) attributable to common stockholders per share	$0.03	$(0.06)	$0.00	$(0.10)

Weighted average shares used in basic calculation	46,100,532	44,695,486	45,350,466	35,373,973

Diluted net income (loss) attributable to common stockholders per share	$0.03	$(0.06)	$0.00	$(0.10)

Weighted average shares used in diluted calculation	51,743,986	44,695,486	47,706,498	35,373,973

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Pro forma:

Operating income (a)	3,988	1,490	9,866	2,441

Diluted operating income per share	$0.08	$0.03	$0.20	$0.06

Weighted average shares used in pro forma calculation	51,743,986	48,210,279	49,795,724	43,685,255

(a) Pro forma operating income excludes certain other expenses computed as follows:

Operating income (loss)	$1,347	$(1,843)	$(716)	$(6,781)
Excluding:
Amortization of intangible assets and deferred financing costs	972	1,061	4,391	4,331
Stock-based compensation	780	(168)	2,227	538
Restructuring costs	—	340	973	841
Impairment of intangible assets	—	896	—	896
Impairment of property & equipment	—	787	—	787
Minority interest in pro forma operating loss of consolidated subsidiary	100	—	122	—
Depreciation	789	417	2,869	1,829
Pro forma operating income	$3,988	$1,490	$9,866	$2,441

24/7 REAL MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)

Cash	$40,009	$27,690
Short-term investments	—	3,876
Accounts receivable	38,316	28,224
Total current assets	80,694	62,500
Total assets	142,804	121,398
Accounts payable and accrued liabilities	43,383	28,233
Deferred revenue	3,218	3,222
Short-term debt	14,542	7,500
Total current liabilites	61,143	38,955
Long-term debt	—	6,431
Total liabilities	62,529	46,109
Minority interests	1,556	21
Total stockholders’ equity	78,719	75,268